UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

Advanced Disposal Services, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01            Completion of Acquisition or Disposition of Assets.

On December 31, 2018, Advanced Disposal Services, Inc. (“ADS”), completed its acquisition (the “Acquisition”) of Alabama Waste Disposal Solutions, L.L.C., an Alabama limited liability company (“Alabama Waste Disposal Solutions”), pursuant to a membership interest purchase agreement (the “Purchase Agreement”), dated as of December 31, 2018, between Advanced Disposal Services South, LLC, a wholly-owned subsidiary of ADS, and Land Reclamation Company, Inc. (the “Seller”), a Delaware corporation and owner of all of the right, title and interest in and to all of the issued and outstanding membership interests of Alabama Waste Disposal Solutions.  Pursuant to the Purchase Agreement, ADS acquired all of the Seller’s outstanding membership interests in Alabama Waste Disposal Solutions for a purchase price of $15,000,000, subject to certain adjustments provided for in the Purchase Agreement. The Purchase Agreement contains representations and warranties and covenants customary for business combinations of this type.

Alabama Waste Disposal Solutions (i) owns and operates a municipal solid waste landfill and (ii) owns and operates a commercial and residential roll-off waste collection, transportation and disposal business in and around certain Alabama areas.

In connection with the Acquisition, ADS obtained from the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of Alabama Waste Disposal Solutions and pro forma financial information relating to the Acquisition. As a result, ADS will not provide such financial statements under Item 9.01(a) and (b) of Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: January 4, 2019